CENTRAL AND SOUTH WEST CORPORATION
                 AGGREGATE INVESTMENT IN EXEMPT ENTITIES
                        As of September 30, 1997
                              (UNAUDITED)

                                                 (millions)

KVA                                                 $11.0
Newgulf                                              18.8
SEEBOARD*                                           829.0
Altamira                                             63.3
Guna                                                  --
Turkey                                                0.5
                                                   ------
                                                   $922.6
                                                   ======

* SEEBOARD plc is an indirect wholly owned subsidiary of CSW International Two, Inc.